EXHIBIT 99.3

INTRINSYC TECHNOLOGIES CORPORATION

Interim Condensed Consolidated Statements of Financial Position

(Unaudited and Expressed in U.S. Dollars)

As at	September 30, 2019	December 31, 2018 (Restated – see Note 3)	January 1, 2018 (Restated - see Note 3)

ASSETS
Current assets
Cash and cash equivalents (note 19)	$2,597,855	$3,939,763	$4,989,154
Short-term investments (note 19)	983,023	2,027,579	2,260,089
Trade and other receivables (notes 4, 14 and 19(b)(i)))	4,730,371	5,265,076	4,799,625
Loan to customer (note 5)	–	–	1,799,250
Inventory (note 6)	5,481,543	4,631,387	4,257,027
Prepaid expenses	168,936	313,952	159,784
	13,961,728	16,177,757	18,264,929
Non-Current Assets
Prepaid expenses	42,406	22,623	27,417
Investment in customer (note 5)	653,019	653,019	–
Equipment (note 7)	429,392	407,706	362,700
Intangible assets (note 8)	230,813	241,288	118,591
Right-of-use asset (note 9)	1,062,260	966,770	1,095,020
Total assets	$16,379,618	$18,469,163	$19,868,657

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade and other payables (note 19(b)(ii))	$2,866,601	$5,415,376	$4,938,065
Deferred revenue	462,184	313,164	694,088
Lease liability – current (note 12)	170,596	87,748	81,210
	3,499,381	5,816,288	5,713,363
Non-Current Liabilities
Lease liability (note 12)	1,140,701	1,055,730	1,281,554
Total liabilities	4,640,082	6,872,018	6,994,917

Shareholders' equity
Share capital (note 11)	107,079,745	107,367,137	108,899,883
Other capital reserves – share based payments	10,882,739	10,679,723	10,330,897
Deficit	(106,315,384)	(106,542,151)	(106,449,476)
Translation of operations reserve	92,436	92,436	92,436
Total shareholders' equity	11,739,536	11,597,145	12,873,740
Total liabilities and shareholders’ equity	$16,379,618	$18,469,163	$19,868,657

Commitments and contingencies (note 13)

See accompanying notes to the interim condensed consolidated financial statements

Approved on behalf of the Board:

“George Duguay”	“Michael Bird”
Director	Director

1

INTRINSYC TECHNOLOGIES CORPORATION

Interim Condensed Consolidated Statements of Operations

(Unaudited and Expressed in U.S. dollars)

For the	Three Months ended September 30, 2019	Three Months ended September 30, 2018 (Restated – See Note 3)	Nine Months ended September 30, 2019	Nine Months ended September 30, 2018 (Restated – See Note 3)

Revenues (note 15)	$6,173,842	$6,089,417	$17,786,209	$18,583,659
Cost of sales (note 15)	4,002,393	3,747,429	11,779,601	12,068,621
	2,171,449	2,341,988	6,006,608	6,515,038

Expenses
Sales and marketing	580,950	647,674	1,792,929	1,944,048
Research and development	278,793	315,125	1,036,545	1,088,218
Administration	837,841	825,316	2,378,281	2,087,713
Other operating expenses (note 17)	181,793	171,351	586,371	591,271
	1,879,377	1,959,466	5,794,126	5,711,250

Operating income	292,072	382,522	212,482	803,788

Other expenses (earnings)
Foreign exchange loss (gain)	(138,451)	86,417	38,759	240,236
Interest and other expense (income)	80,349	(25,443)	(101,117)	(56,797)
	(58,102)	60,974	(62,358)	183,439

Income before income taxes	350,174	321,548	274,840	620,349

Income tax expense	17,788	7,502	48,062	37,748

Net income and comprehensive income for the period	332,386	314,046	226,778	582,601

Income per share (basic) (note 11(f))	$0.02	$0.02	$0.01	$0.03

Income per share (fully diluted) (note 11(f))	$0.02	$0.02	$0.01	$0.03

Weighted average number of shares outstanding – basic (note 11(f))	20,026,557	20,862,904	20,017,926	20,931,309

Weighted average number of shares outstanding – fully diluted (note 11(f))	20,240,610	21,430,756	20,173,549	21,439,191

See accompanying notes to the interim condensed consolidated financial statements

2

INTRINSYC TECHNOLOGIES CORPORATION

Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited and Expressed in U.S. Dollars)

	Share Capital	Other Capital Reserves – Share Based Payments	Deficit (Restated – See Note 3)	Translation of Operations Reserve	Total Shareholders’ Equity

Balance, January 1, 2019	$107,367,137	$10,679,723	$(106,542,151)	$92,436	$11,597,145
Net income for the period	–	–	226,778	–	226,778
Issued upon exercise of stock options	136,394	–	–	–	136,394
Reclassification upon exercise of stock options	101,824	(101,824)	–	–	–
Issued for RSU settlement	25,572	(25,572)	–	–	–
Shares repurchased and cancelled under Normal Course Issuer Bid	(551,193)	–	–	–	(551,193)
Share-based compensation	–	221,162	–	–	221,162
Issue of RSUs for settlement of past performance (note 20)	–	109,250	–	–	109,250
Balance, September 30, 2019	$107,079,734	$10,882,739	($106,315,373)	$92,436	$11,739,536

Balance, January 1, 2018	$108,899,883	$10,330,897	($106,287,119)	$92,436	$13,036,097
Impact of IFRS 16	–	–	(162,357)	–	(162,357)
Balance, January 1, 2018 (Restated)	$108,899,883	$10,330,897	$(106,449,476)	$92,436	$12,873,740
Net income for the period	–	–	582,601	–	582,601
Issued upon exercise of stock options	81,622	–	–	–	81,622
Reclassification upon exercise of stock options	62,201	(62,201)	–	–	–
Shares repurchased and cancelled under Normal Course Issuer Bid	(497,864)	–	–	–	(497,864)
Share-based compensation	–	332,830	–	–	332,830
Balance, September 30, 2018	$108,545,842	$10,601,526	$(105,866,875)	$92,436	$13,372,929

See accompanying notes to the interim condensed consolidated financial statements

3

INTRINSYC TECHNOLOGIES CORPORATION

Interim Condensed Consolidated Statements of Cash Flows

(Unaudited and Expressed in U.S. Dollars)

For the	Three months ended September 30, 2019	Three months ended September 30, 2018 (Restated – See Note 3)	Nine months ended September 30, 2019	Nine months ended September 30, 2018 (Restated – See Note 3)

Cash provided by (used in):

Operating Activities
Net income for the period	$332,386	$314,046	$226,778	$582,601

Adjustments to reconcile net loss to net cash flows:
Depreciation of equipment (note 7)	34,610	23,853	85,946	67,116
Amortization of intangible assets (note 8)	36,084	23,140	112,847	68,193
Amortization of right-of-use asset (notes 9)	59,594	41,044	166,416	123,132
Share-based compensation	51,505	83,314	221,162	332,830
Accrued interest on customer loan	–	–	–	(15,134)
Finance charge on lease payments (note 12)	10,557	10,302	31,174	32,020
Decommissioning costs (note 9)	–	–	(12,305)	–
Unrealized foreign exchange	(134,177)	(46,476)	52,143	(139,815)
	390,559	449,223	884,161	1,050,943

Working capital adjustments:
Trade and other receivables	(1,986,544)	73,565	535,857	962,222
Inventory	1,421,782	(628,249)	(850,156)	(296,600)
Prepaid expenses	27,955	10,777	125,233	69,306
Trade and other payables	(221,015)	278,618	(2,514,390)	(665,822)
Deferred revenue	118,663	(69,507)	149,020	(187,273)
	(639,159)	(334,796)	(2,554,436)	(118,167)

Cash provided by (used in) operating activities	(248,600)	114,427	(1,670,275)	932,776

Investing Activities
Redemption (purchase) of short-term investments	58,982	(36,051)	1,083,941	233,882
Purchase of equipment (note 7)	(9,454)	(25,247)	(107,632)	(53,618)
Purchase of intangible assets (note 8)	(7,846)	–	(102,372)	(86,119)
Cash provided by (used in) investing activities	41,682	(61,298)	873,937	94,145

Financing Activities
Issuance of common shares	1,812	70,851	136,405	81,622
Repurchase and cancellation of shares (note 11(e))	–	(102,994)	(551,193)	(497,864)
Lease payments (note 12)	(63,246)	(41,378)	(155,469)	(126,028)
Cash used in financing activities	(61,434)	(73,521)	(570,257)	(542,270)

Increase (decrease) in cash and cash equivalents	(268,352)	(20,392)	(1,366,595)	484,651
Foreign exchange effect on cash and cash equivalents	71,569	(11,816)	24,687	(60,447)
Cash and cash equivalents, beginning of the period	2,794,638	5,445,566	3,939,763	4,989,154
Cash and cash equivalents, end of the period	$2,597,855	$5,413,358	$2,597,855	$5,413,358

Supplementary information
Interest received	$34,790	$21,778	$87,806	$56,053
Income taxes paid	$17,886	$3,484	$53,090	$37,505

See accompanying notes to the interim condensed consolidated financial statements

4

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

1. REPORTING ENTITY

Intrinsyc Technologies Corporation (formerly Intrinsyc Software International, Inc.) (“Intrinsyc” or the “Company”) is a public company domiciled in Canada and incorporated on August 31, 1992 under the laws of Alberta and continued under the Company Act (British Columbia) on July 19, 1995. Articles of Continuance were filed under the Canada Business Corporations Act on May 1, 2003 to continue the Company federally and change the name of the Company from Intrinsyc Software, Inc. to Intrinsyc Software International, Inc. Articles of Amendment were filed under the Canada Business Corporations Act on June 17, 2014 to change the name of the Company to Intrinsyc Technologies Corporation. The Company’s principal business office is Suite 300, 885 Dunsmuir Street, Vancouver, British Columbia, V6C 1N5 and its registered office is Suite 1700, 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9.

The Company is an Internet of Things (“IoT”) product development company, offering hardware development kits, computing modules, proprietary software products, and engineering design and development services. These solutions are focused on the fast growing high-performance IoT product market; including; augmented and virtual reality, drones, robotics, digital signage, automotive, IP cameras, medical systems, wearable technology, and many others. The Company provides value by enabling device makers and technology suppliers to deliver compelling, next generation mobile and embedded wireless devices with faster time to market, higher quality, and differentiating innovation.

The interim condensed consolidated financial statements of the Company, as at, and for the three and nine months ended September 30, 2019 and September 30, 2018 comprise the Company and its subsidiaries (together referred to as the “Company” and individually as “Company entities”).

2. BASIS OF PRESENTATION

Statement of Compliance

These interim condensed consolidated financial statements, which have been approved by the Board of Directors on November 12, 2019, have been prepared in accordance with International Accounting Standard 34, Interim Financial Reporting (“IAS 34”). These interim condensed consolidated financial statements have been prepared using the historical cost basis and the same accounting policies as those disclosed in the Company’s annual financial statements as at and for the year ended December 31, 2018 (except for the adoption of new accounting standards effective January 1, 2019 – see below). Accordingly, these interim condensed consolidated financial statements do not include all disclosures required for annual financial statements and should be read in conjunction with the Company’s annual financial statements as at and for the year ended December 31, 2018 (which were prepared in accordance with International Financial Reporting Standards, or “IFRS”).

3. Significant ACCOUNTING POLICIES

New Standards and Interpretations Adopted

The Company applied, for the first time, IFRS 16 - Leases which require restatement of previous financial statements. The nature and effect of these changes are disclosed below. In addition, the Company also adopted IFRIC 23 – Uncertainty over Income Tax Treatments.

IFRS 16 - Leases

The standard supersedes the current IAS 17, Leases (IAS 17) standard. IFRS 16 introduces a single accounting model for lessees and for all leases with a term of more than 12 months, unless the underlying asset is of low value. A lessee will be required to recognize a right-of-use asset, representing its right to use the underlying asset, and a lease liability, representing its obligation to make lease payments.

5

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

The Company applied IFRS 16 with a date of initial application of January 1, 2019. As a result, the Company has changed its accounting policy for lease contracts as detailed below.

The Company applied IFRS 16 using the full retrospective approach. Consequently, it has restated the comparative information and a third statement of financial position as at the beginning of the earliest comparative period is presented. As a result of adopting IFRS 16, the Company has recognized a significant increase to both assets and liabilities on the Consolidated Statements of Financial Position, as well as a decrease to operating costs (for the removal of rent expense for leases), an increase to depreciation (due to depreciation of the right-of-use asset), and an increase to finance costs (due to accretion of the lease liability). The details of the changes in accounting policies are disclosed below.

Definition of a Lease

Previously, the Company determined at contract inception whether an arrangement is or contains a lease under IFRIC 4. Under IFRS 16, the Company assesses whether a contract is or contains a lease based on the definition of a lease. Under IFRIC 4, the Company assessed a lease based on the assessment of whether:

•	fulfilment of the arrangement was dependent on the use of a specific asset or assets; and

•	the arrangement had conveyed a right to use the asset. An arrangement conveyed the right to use the asset if one of the following was met:

•	the purchaser had the ability or right to operate the asset while obtaining or controlling more than an insignificant amount of the output;

•	the purchaser had the ability or right to control physical access to the asset while obtaining or controlling more than an insignificant amount of the output; or

•	facts and circumstances indicated that it was remote that other parties would take more than an insignificant amount of the output, and the price per unit was neither fixed per unit of output nor equal to the current market price per unit of output.

The Company applied the definition of a lease under IFRS 16 to contracts entered into or changed on or after January 1, 2019.

As a Lessee

As a lessee, the Company previously classified leases as operating or finance leases based on its assessment of whether the lease transferred significantly all of the risks and rewards incidental to ownership of the underlying asset to the Company. Under IFRS 16, the Company recognizes right-of-use assets and lease liabilities for most leases.

The Company decided to apply recognition exemptions to short-term leases of office space India and the storage facility in Vancouver, BC. The Company applied IFRS 16 to leased office space it formerly leased in Boulder, CO (lease expired February 28, 2018), Vancouver BC and the original leased office space in Taiwan (expired December 31, 2017) as at January 1, 2018 (its earliest comparative period) as they met the criteria given that the leases had terms that were greater than twelve (12) months.

The cumulative impact on amounts recognized in the Company's interim condensed consolidated statements of financial position as at January 1, and December 31, 2018, is shown below:

6

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

Interim Condensed Consolidated Statement of Financial Position	January 1, 2018– As reported prior to IFRS 16 transition	Adjustments	January 1, 2018– As restated after IFRS 16 transition
Equipment	$345,618	$17,082	$362,700
Right-of-Use asset	$–	$1,095,020	$1,095,020
Trade and other payables	$5,026,370	$(88,305)	$4,938,065
Lease liability – current portion	$–	$81,210	$81,210
Lease liability	$–	$1,281,554	$1,281,554
Deficit	$(106,287,119)	$(162,357)	$(106,449,476)

Interim Condensed Consolidated Statement of Financial Position	December 31, 2018– As reported prior to IFRS 16 transition	Adjustments	December 31, 2018– As restated after IFRS 16 transition
Equipment	$379,010	$28,696	$407,706
Right-of-Use asset	$–	$966,770	$966,770
Trade and other payables	$5,492,892	$(77,516)	$5,415,376
Lease liability – current portion	$–	$87,748	$87,748
Lease liability	$–	$1,055,730	$1,055,730
Deficit	$(106,471,655)	$(70,496)	$(106,542,151)

The cumulative impact on amounts recognized in the Company's interim condensed consolidated statement of changes in shareholders equity as at January 1, and December 31, 2018, is shown below:

Interim Condensed Consolidated Statement of Changes in Shareholders’ Equity	As reported prior to IFRS 16 transition	Adjustments	As restated after IFRS 16 transition
Deficit – January 1, 2018	$(106,287,119)	$(162,357)	$(106,449,476)
Deficit – December 31, 2018	$(106,471,655)	$(70,496)	$(106,542,151)

The impact on amounts recognized in the Company's interim condensed consolidated statement of operations for the three and nine months ended September 30, 2018, is shown below:

7

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

Interim Condensed Consolidated Statement of Operations	Three months ended September 30, 2018– As reported prior to IFRS 16 transition	Adjustments	Three months ended September 30, 2018– As restated after IFRS 16 transition
Cost of sales	$3,775,411	$(27,982)	$3,747,429
Sales and marketing	$650,237	$(2,563)	$647,674
Research & development	$315,766	$(641)	$315,125
Administration	$834,929	$(9,613)	$825,316
Other operating expenses	$133,209	$38,142	$171,351
Operating income	$379,865	$2,657	$382,522
Foreign exchange loss (gain)	$61,631	$24,786	$86,417
Interest and other expense (income)	$(35,745)	$10,302	$(25,443)
Income before income taxes	$353,979	$(32,431)	$321,548
Net income and comprehensive income for the period	$346,477	$(32,431)	$314,046

Interim Condensed Consolidated Statement of Operations	Nine months ended September 30, 2018– As reported prior to IFRS 16 transition	Adjustments	Nine months ended September 30, 2018– As restated after IFRS 16 transition
Cost of sales	$12,156,493	$(87,872)	$12,068,621
Sales and marketing	$1,952,719	$(8,671)	$1,944,048
Research & development	$1,090,221	$(2,003)	$1,088,218
Administration	$2,113,430	$(25,717)	$2,087,713
Other operating expenses	$476,847	$114,424	$591,271
Operating income	$793,949	$9,839	$803,788
Foreign exchange loss (gain)	$288,899	$(48,663)	$240,236
Interest and other expense (income)	$(88,816)	$32,019	$(56,797)
Income before income taxes	$593,866	$26,483	$620,349
Net income and comprehensive income for the period	$556,118	$26,483	$582,601

There is no impact to basic and fully diluted earnings per share.

The impact on amounts recognized in the Company's interim condensed consolidated statement of cashflows for the three and nine months ended September 30, 2018, is shown below:

8

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

Interim Condensed Consolidated Statement of Cash Flows	Three months ended September 30, 2018– As reported prior to IFRS 16 transition	Adjustments	Three months ended September 30, 2018– As restated after IFRS 16 transition
Net income for the period	$346,477	$(32,431)	$314,046
Depreciation of equipment	$26,755	$(2,902)	$23,853
Amortization of right-of-use asset	$–	$41,044	$41,044
Finance charge on lease payments	$–	$10,302	$10,302
Unrealized foreign exchange	$(72,686)	$26,210	$(46,476)
Trade and other payables	$279,463	$845	$278,618
Lease payments	$–	$(41,378)	$(41,388)

Interim Condensed Consolidated Statement of Cash Flows	Nine months ended September 30, 2018– As reported prior to IFRS 16 transition	Adjustments	Nine months ended September 30, 2018– As restated after IFRS 16 transition
Net income for the period	$556,118	$26,843	$582,601
Depreciation of equipment	$75,824	$(8,708)	$67,116
Amortization of right-of-use asset	$–	$123,132	$123,132
Finance charge on lease payments	$–	$32,020	$32,020
Unrealized foreign exchange	$(88,434)	$(51,381)	$(139,815)
Trade and other payables	$(670,304)	$4,482	$(665,822)
Lease payments	$–	$(126,028)	$(126,028)

Prior to adopting IFRS 16, the total minimum operating lease commitments as at December 31, 2018 were $1,320,328. The weighted average discount rate applied to the total lease liabilities recognized on transition was 7.00%. The difference between the total of the minimum lease payments set out in Note 12(a) to the Company’s 2018 Annual Financial Statements and the total lease liabilities recognized on transition was a result of:

•	the inclusion of lease payments beyond minimum commitments relating to reasonably certain renewal periods or extension options that had not yet been exercised as at December 31, 2018; partially offset by

•	the effect of discounting on the minimum lease payments; and

•	certain costs to which we are contractually committed under lease contracts but which do not qualify to be accounted for as a lease liability

Right-of-use assets and lease liabilities

The Company has recorded a right-of-use asset and a lease liability for all existing leases at the lease commencement date, which is January 1, 2018 for the purposes of the Company’s adoption. The lease liability has been initially measured at the present value of all lease payments that remain to be paid at the commencement date. Lease payments included in the measurement of the lease liability only include fixed payments.

9

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

After transition, the right-of-use asset will initially be measured at cost, consisting of:

•	the initial amount of the lease liability, adjusted for any lease payments made at or before the commencement date; plus

•	any initial direct costs incurred; and

•	an estimate of costs to dismantle and remove the underlying asset or restore the site on which it is located; less

•	any lease incentives received.

The right-of-use asset will typically be depreciated on a straight-line basis over the lease term, unless the Company expects to obtain ownership of the leased asset at the end of the lease. The lease term will consist of:

•	the non-cancellable period of the lease;

•	periods covered by options to extend the lease, where we are reasonably certain to exercise the option; and

•	periods covered by options to terminate the lease, where we are reasonably certain not to exercise the option.

IFRIC 23 – Uncertainty over Income Tax Treatments

New standard to clarify the accounting for uncertainties in income taxes. The interpretation provides guidance and clarifies the application of the recognition and measurement criteria in IAS 12 - Income Taxes when there is uncertainty over income tax treatments. The interpretation is effective for annual periods beginning on January 1, 2019, with early adoption permitted. The adoption of this standard did not have an impact on its financial statements.

4. TRADE AND OTHER RECEIVABLES

	September 30, 2019	December 31, 2018	January 1, 2018
Trade and other receivables	$4,296,842	$4,980,813	$4,640,131
Less: Allowance for doubtful accounts	–	–	(128,197)
Unbilled revenue	433,529	284,263	287,691
	$4,730,371	$5,265,076	$4,799,625

Included in trade and other receivables balance as at January 1, 2018 was an amount of $60,000 which was payable by a customer that had not been fully insured with Export Development Canada (“EDC” – see Note 14) by the Company. An allowance for the full amount had been taken and was included in Allowance for Doubtful Accounts as at January 1, 2018. During 2018, the Company only received one (1) of the agreed upon payments and reduced Trade and Other Receivables and Allowance for Doubtful Accounts by $45,000 as the customer went out of business.

At September 30, 2019, unbilled revenue on open contracts accounted for using the percentage of completion method amounted to $433,529 (December 31, 2018 - $284,263; January 1, 2018 - $287,691). In addition, the remaining contractual amounts on fixed price contracts were $419,724 as at September 30, 2019 (December 31, 2018 - $1,991,051; January 1, 2018 - $1,599,799). The Company will recognize this revenue as the contracts are completed, which is expected to occur over the next 8-12 months.

10

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

5. INVESTMENT IN CUSTOMER

On October 1, 2014, the Company announced that it invested in Stream TV Networks, Inc. (“Stream TV”), a current customer of Intrinsyc, an amount of $1,500,000 in the form of a subordinated, secured convertible promissory note bearing interest at three percent (3%) per annum with a maturity date of December 31, 2015 (the “Note”). Interest is payable on the earlier of (i) December 31, 2015 or (ii) when converted to Stream TV shares. Stream TV committed to acquire a minimum of $3,000,000 in Intrinsyc products and services over the next twelve months.

The Note was initially convertible into the securities of Stream TV, at the sole option of Stream TV, subject to the execution of an equity financing of a minimum of $15 million by Stream TV (the “Qualified Financing”). The Note was convertible into the class of securities sold in the Qualifying Financing at the share price issued in the Qualifying Financing.

The Company had determined that a reasonable market interest rate for a loan with the features of the Stream TV convertible loan and for pre-commercial entities in the emerging technology sector would be 12%. The Company recognized the difference as a deferred discount.

On December 10, 2015, the Company announced that the arrangements were amended to increase the purchase commitment by Stream TV to $4,500,000 in Intrinsyc product, services and royalties to be generated on or before March 31, 2016, which Stream TV met. In addition, the subordinated, secured convertible promissory note was amended to remove the conversion feature and to extend the maturity date from December 31, 2015 to June 30, 2016.

On June 28, 2016, the Company announced that the arrangements were further amended, to increase the purchase commitment to $6,000,000 in Intrinsyc products, services and royalties to be generated on or before December 30, 2016, which Stream TV has met. In addition, the subordinated, secured promissory note, valued at $1.5 million, has been further amended to extend the maturity date from June 30, 2016 to December 30, 2016.

On December 29, 2016, the Company announced that the subordinated, secured promissory note, with a principal amount of $1.5 million, has been further amended to extend the maturity date from December 30, 2016 to March 30, 2017. In consideration for the extension Intrinsyc received 30,000 warrants convertible into Class A common shares in Stream TV. at a strike price of $5 per share, on a 1 for 1 basis for a period of up to 5 years. The warrants may only be exercised if Stream TV becomes subject to a liquidity event defined in the warrant agreement as liquidation, dissolution, or winding up of Stream TV, whether voluntary or involuntary, or an Initial Public Offering (“IPO”) or sale of the Stream TV by either stock or assets that is at least a change of control transaction. To date, none of these warrants have been exercised.

On February 2, 2017, the Company announced that the subordinated, secured promissory note, valued at $1.5 million, has been further amended to extend the maturity date from March 30, 2017 to February 1, 2018. In consideration for the extension Intrinsyc received 120,000 warrants convertible into Class A common shares in Stream TV at a strike price of $5, on a 1 for 1 basis for a period of up to 5 years. The exercise of these warrants is also subject to the same terms as the warrants received December 29, 2016. To date, none of these warrants have been exercised. In addition, Stream TV committed to acquire a minimum of $2,000,000 in Intrinsyc products, services, and royalties to be purchased or generated between February 1, 2017 and February 1, 2018 (which Stream TV has only committed to approximately $700,000).

On February 1, 2018, the Company announced that the subordinated, secured promissory note, valued at $1.5 million, has been further amended to extend the maturity date from February 1, 2018 to April 2, 2018.

On April 2, 2018, the Company announced that the subordinated, secured promissory note, valued at $1.5 million, had been further amended to extend the maturity date from April 2, 2018 to May 2, 2018.

11

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

5. INVESTMENT IN CUSTOMER (continued)

On May 2, 2018, the Company announced that it made a strategic equity investment in Stream TV Networks through the conversion of the subordinated, secured promissory note and interest accrued for a total amount of $1,661,384 into 415,346 common shares (which is less than 1% ownership in Stream TV). The amount was reclassified as Investment in Customer. In addition, the parties also signed an amendment to the Master Services Agreement in which Stream TV agrees to provide a commitment of $1,500,000 in services to be purchased directly or through connected party referrals during the eighteen (18) month period beginning May 1, 2018. To date, no services have been provided against the $1,500,000 commitment.

The Company revalued the investment as at December 31, 2018, with the decline in the fair value being recorded as Interest and Other Expenses (Income) in the Company’s Statements of Operations for the year ended December 31, 2018.  In the event that Stream TV does not raise a minimum of $25 million within the two-year period subsequent to the Equity Investment conversion date of May 2, 2018, the Equity Investment will revert back to become a Note Payable to Intrinsyc. In the event that Stream TV raises a minimum of $25 million within the two year period subsequent to the Equity Investment conversion date of May 2, 2018 at a lower valuation than the conversion of the Note into the Equity Investment by Intrinsyc on May 2, 2018 and Stream TV’s two primary debtors also convert their loans into equity at this time, Stream TV will issue additional shares to Intrinsyc based upon lower valuation of the equity valuation completed by Stream TV.

The Company fair valued the Warrants using a modified Black Scholes calculation with the fair value on the date of inception being $30,000 as at December 31, 2018 and $153,000 as at December 31, 2017. The value of the Warrants was included in the Investment in Customer (formerly Loan to Customer) on the Statement of Financial Position with the decline in the fair value being recorded as Interest and Other Expenses (Income) on the Company’s Statements of Operations for the year ended December 31, 2018.

The Company has assessed the investment for impairment at the end of the current reporting period and concluded that no indicators to warrant a change in the value of the Company’s equity investment as at September 30, 2019 from the prior reporting period. However, the Company acknowledges that there is uncertainty regarding the valuation of the equity investment due to the uncertainty inherent to the fact that Stream TV is a pre-commercial entity in an emerging technology sector. Further, the Company assessed that there was no change in the value of the investment as at September 30, 2019. The Company assessed the value of the Warrants as at September 30, 2019 and determined that the change in value was insignificant resulting in no change in value of the Warrants as at September 30, 2019.

6. INVENTORY

	September 30, 2019	December 31, 2018	January 1, 2018
Parts	$2,682,788	$1,955,270	$2,436,372
Finished goods	2,798,755	2,676,117	1,820,655
	$5,481,543	$4,631,387	$4,257,027

During the three and nine months ended September 30, 2019, the Company charged $3,194,930 and $9,044,589 (three and nine months ended September 30, 2018: $2,773,087 and $9,136,751) of inventory related amounts to cost of sales.

7. EQUIPMENT

The following table presents details of movement in the carrying value of equipment by type:

12

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

7. EQUIPMENT (continued)

Cost

	Computers and Equipment	Furniture and Fixtures	Leasehold Improvements	Total
Balance, January 1, 2018	$1,923,381	$923,213	$911,182	$3,757,776
Additions	42,597	98,413	–	141,010
Balance, December 31, 2018	$1,965,978	$1,021,626	$911,182	$3,898,786
Additions	16,192	9,329	82,111	107,632
Balance, September 30, 2019	$1,982,170	$1,030,955	$993,293	$4,006,418

Accumulated Depreciation

	Computers and Equipment	Furniture and Fixtures	Leasehold Improvements (Restated – see Note 3)	Total
Balance, January 1, 2018	$(1,792,928)	$(834,960)	$(767,188)	$(3,395,076)
Depreciation	(46,093)	(35,267)	(14,644)	(96,004)
Balance, December 31, 2018	$(1,839,021)	$(870,227)	$(781,832)	$(3,491,080)
Depreciation	(31,402)	(36,347)	(18,197)	(85,946)
Balance, September 30, 2019	$(1,870,423)	$(906,574)	$(800,029)	$(3,577,026)

Net Book Value

	Computers and Equipment	Furniture and Fixtures	Leasehold Improvements	Total
Balance, January 1, 2018 (Restated – see Note 3)	$130,453	$88,253	$143,994	$362,700
Balance, December 31, 2018 (Restated – see Note 3)	$126,957	$151,399	$129,350	$407,706
Balance, September 30, 2019	$111,747	$124,381	$193,264	$429,392

8. INTANGIBLE ASSETS

The following table presents details of movement in the carrying value of the intangible assets which only consists of acquired software technology:

	September 30, 2019	December 31, 2018	January 1, 2018
Beginning Balance	$241,288	$118,591	$111,851
Purchases	102,372	217,419	87,964
Amortization	(112,847)	(94,722)	(81,224)
Ending Balance	$230,813	$241,288	$118,591

13

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

9. RIGHT-OF-USE ASSET

The following table presents details of movement in the carrying value of the right-of-use asset:

	September 30, 2019	December 31, 2018	January 1, 2018
Beginning Balance	$966,770	$1,095,020	$1,223,270
Additions	261,906	–	–
Amortization	(166,416)	(128,250)	(128,250)
Ending Balance	$1,062,260	$966,770	$1,095,020

Included are $12,305 of decommissioning costs which have been capitalized and accrued for. This obligation represents the cost the Company would incur to restore the leased office space in Taiwan to its original condition (see Note 12 – Leases for more information regarding the Taiwan lease that was entered into during 2019).

10. LINE OF CREDIT

On March 6, 2018, the Company entered into a line of credit agreement with its bank for up to CDN$4.4 million (this was increased to CDN$4.7 million during 2019). The line bears interest at chartered bank’s prime lending rate +1.11% with no standby charge and does not include any covenants for the Company. Borrowings under this facility must not exceed the aggregate of the following, less Potential Prior-Ranking Claims:

a)	75% of Eligible Canadian/US Accounts Receivable;
b)	90% of Eligible EDC Accounts Receivable;
c)	65% of Eligible Foreign Accounts Receivable; and
d)	to a maximum of $750,000.00, 50% of the lesser of cost or net realizable value of Unencumbered Inventory.

As of September 30, 2019, outstanding borrowings were CDN $nil.

11. SHARE CAPITAL

Authorized

Unlimited number of preference shares without par value; and

Unlimited number of common shares without par value.

Issued and outstanding

[a]	Preference Shares

There are no preference shares outstanding as at September 30, 2019.

14

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

11. SHARE CAPITAL (continued)

[b]	Common Shares

	Number of common shares	Amount
Outstanding, January 1, 2018	21,060,988	$108,899,883
Issued upon exercise of stock options	195,088	88,196
Reclassification upon exercise of stock options	–	67,241
Repurchase and cancellation of shares under Normal Course Issuer Bid	(969,200)	(1,688,183)
Outstanding, December 31, 2018	20,286,876	$107,367,137
Issued upon exercise of stock options	226,470	136,394
Reclassification upon exercise of stock options	–	101,824
Issued for RSU settlement	16,667	25,572
Repurchase and cancellation of shares under Normal Course Issuer Bid	(489,800)	(551,193)
Outstanding, September 30, 2019	20,040,213	$107,079,734

[c]	Stock options

The Company has a rolling incentive stock option plan. Under the terms of the Company’s stock option plan, the Board of Directors may grant options to directors, officers, employees, consultants and service providers equal to the lower of: (i) up to 10% of issued and outstanding common shares of the Company from time to time less one share; and, (ii) 3,750,000 common shares. The plan provides for the granting of options at the closing price of the Company’s stock on the day prior to the grant date. Options granted generally vest over three years with the first one-third vesting at the first anniversary date of the grant and the balance vesting in equal amounts at the end of each quarter thereafter. There are no cash settlement alternatives. The Company does not have a past practice of cash settlement for these share options.

The Company determines the term of each option at the time it is granted, with options generally having a five-year term. As of September 30, 2019, the Company was entitled to grant 2,004,020 incentive stock options under the plan of which 1,311,171 have been granted.

A summary of the Company’s share option activity for the nine months ended September 30, 2019 is as follows:

	Outstanding options
	Number of options	Weighted average exercise price (in Canadian dollars)
Outstanding, January 1, 2018	1,317,229	$1.22
Options granted	458,950	1.36
Options exercised	(195,088)	0.59
Options forfeited	(57,775)	1.80
Outstanding, December 31, 2018	1,523,316	$1.32
Options granted	226,500	1.48
Options exercised	(226,470)	0.81
Options forfeited	(206,550)	1.31
Expired	(5,625)	0.80
Outstanding, September 30, 2019	1,311,171	$1.44

15

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

11. SHARE CAPITAL (continued)

The following table summarizes the share options outstanding as at September 30, 2019:

Options outstanding				Options exercisable
Range of exercise price (in Canadian dollars)	# of common shares	Weighted average remaining contractual life	Weighted average exercise price (in Canadian dollars)	# of options exercisable	Weighted average exercise price (in Canadian dollars)
$ 0.72 - $ 0.91	331,837	0.68	$0.89	331,837	$0.89
$ 0.92 - $ 1.34	366,134	3.39	$1.32	224,008	$1.32
$ 1.35 - $ 2.03	269,000	4.21	$1.49	60,998	$1.51
$ 2.04 - $ 2.29	344,200	2.68	$2.05	280,963	$2.06
	1,311,171	2.68	1.44	897,806	$1.40

There were no stock options granted during the three months ended September 30, 2019. The weighted average fair value of stock options granted during the nine months ended September 30, 2019 was CDN $0.69 per share (three and nine months ended September 30, 2019 – CDN $0.82 and CDN $0.72 per share).

The total stock-based compensation related to stock options for the three and nine months ended September 30, 2019 was $34,291 and $139,244 (three and nine months ended September 30, 2018 - $87,733 and $150,287 respectively).

The fair value of each option granted was estimated on the date of grant using the Black-Scholes Option Pricing Model with the following weighted average assumptions:

	Three months ended September 30,	Three months ended September 30,	Nine months ended September 30,	Nine months ended September 30,
	2019	2018	2019	2018
Expected life (in years)	N/A	4.2	3.9	4.0
Risk-free interest rate	N/A	2.02%	1.58%	1.97%
Volatility	N/A	67.90%	59.44%	69.64%
Dividend yield	N/A	0.00%	0.00%	0.00%

The expected life of the share options is based on historical data and current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may not necessarily be the actual outcome either.

[d]	Restricted Share Units (“RSUs”)

The Company adopted a restricted share unit plan (the “RSU Plan”) which was approved by its shareholders on May 16, 2017. The aggregate maximum number of shares available for issuance from treasury under the RSU Plan shall not exceed 500,000 shares. The 500,000 RSUs are a separate pool from the Company’s incentive stock option plan. The grant-date fair value of the restricted share units equals the fair market value of the corresponding shares at the grant date. The fair value of these equity-settled awards is recognized as compensation expense over the period that related services are rendered with a corresponding increase in equity. The total amount expensed is recognized over the vesting period on a tranche basis, which is the period over which all the specified vesting conditions should be satisfied.

16

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

11. SHARE CAPITAL (continued)

A summary of the Company’s RSU activity for the nine months ended September 30, 2019 is as follows:

Number of RSUs
Outstanding, January 1, 2018	219,000
RSUs granted	–
RSUs settled for shares	–
RSUs forfeited	–
Outstanding, December 31, 2018	219,000
RSUs granted	97,895
RSUs settle for shares	(16,667)
RSUs forfeited	(8,333)
Outstanding, September 30, 2019	291,895

The outstanding RSUs vest over three years as to one third on each anniversary of the grant date. Compensation for the three months and nine months ended September 30, 2019 was $22,730 and $87,434 ($23,664 and $122,893 for the three and nine months ended September 30, 2018). As of September 30, 2019, there were 129,333 vested RSUs.

The weighted average fair value of RSUs granted during the three months and nine months ended September 30, 2019 was CDN $1.50 per share. There were no RSUs granted during the three and nine months ended September 30, 2018.

[e]	Normal Course Issuer Bid (“NCIB”)

On September 29, 2017, the Company received approval from the TSX regarding the notice filed by the Company to establish a normal course issuer bid (“NCIB”) program to purchase, for cancellation, up to 500,000 common shares or approximately 2.4% of Intrinsyc’s issued and outstanding common shares, as at September 21, 2017. The NCIB program commenced on October 4, 2017 and terminated on October 3, 2018.

On September 27, 2018, the Company received approval from the TSX regarding the notice filed by the Company to extend its normal course issuer bid (“NCIB”) program to purchase, for cancellation, up to 1,793,294 common shares or approximately 8.6% of Intrinsyc’s issued and outstanding common shares, as at September 25, 2018. The NCIB program extension commenced on October 4, 2018 and will terminate on October 3, 2019, or on such earlier date as the Company may complete its purchases pursuant to a Notice of Intention filed with the TSX. As of October 3, 2019, the NCIB program was terminated.

In connection with the NCIB program, the Company established an automatic repurchase plan (the “Plan”) with its designated broker to allow for purchases of its common shares during certain pre-determined black-out periods, subject to certain parameters as to price and number of shares. Outside of these pre-determined black-out periods, common shares will be repurchased in accordance with management’s discretion, subject to applicable law. Intrinsyc may vary, suspend or terminate the Plan only if it does not have material non-public information and the decision to vary, suspend or terminate the Plan is not taken during a pre-determined blackout period. The Plan constitutes an “automatic plan” for purposes of applicable Canadian securities legislation and has been reviewed by the TSX. This Plan was terminated on October 3, 2019, in conjunction with the NCIB program being terminated.

As a result of entering into the Plan, the Company has recorded a corresponding liability. As at September 30, 2019, the liability was up to a maximum of $597,026 (CDN$790,641) as compared to $659,566 (CDN $899,780) as at December 31, 2018 and $18,296 (CDN $22,952) as at January 1, 2018. This liability was reversed subsequent to September 30, 2019 as a result of the Plan being terminated.

17

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

11. SHARE CAPITAL (continued)

During the three months ended September 30, 2019, no shares were purchased and cancelled by the Company. During the nine months ended September 30, 2019, the Company had purchased and cancelled 489,800 common shares for $554,382 (CDN$ 739,638).

[f]	Income per share

	Three months ended September 30, 2019	Three months ended September 30, 2018	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Weighted average number of shares outstanding – basic	20,026,557	20,862,904	20,017,926	20,931,309
Dilutive effects of exercisable options	214,053	567,852	155,623	507,882
Weighted average number of shares outstanding – fully diluted	20,240,610	21,430,756	20,173,549	21,439,191

12. LEASES

Currently, the Company leases its Vancouver, BC facility (of approximately 12,000 square feet of office space) until October 31, 2022. In addition, it leases space of approximately 2,400 square feet until April 30, 2022 in Taipei, Taiwan. The Company also rents office space in Bangalore, India on a month to month basis. Lease payments of the Indian office as well as variable operating costs of the long term leases are expensed (see Note 13 – Commitments and Contingencies). Below is a summary of the activity related to the Company’s lease liabilities

	September 30, 2019	December 31, 2018	January 1, 2018
Maturity Analysis – contractual undiscounted cash flows
Less than one year	$251,921	$167,382	$174,035
One to five years	1,474,261	1,434,490	1,741,947
Total undiscounted lease liabilities	$1,726,182	$1,601,872	$1,915,982

Lease liabilities included in Consolidated Statements of Financial Position	$1,311,297	$1,143,478	$1,362,764
Current	$170,596	$87,748	$81,210
Non-current	$1,140,701	$1,055,730	$1,281,554

18

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

12. LEASES (continued)

Amounts Recognized in Statements of Operations	Three months ended September 30, 2019	Three months ended September 30, 2018	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Finance charge on lease payments	$10,557	$10,302	$31,174	$32,020
Variable lease payments expensed	40,751	38,107	117,358	124,025
Short-term lease payments expensed	6,138	20,832	73,904	53,637
Total amounts recognized in Statements of Operations	$57,446	$69,241	$222,436	$209,682

Total lease payments made during the three and nine months ended September 30, 2019 were $63,246 and $155,469 (three and nine months ended September 30, 2018 - $41,378 and $126,028).

13. COMMITMENTS AND CONTINGENCIES

[a]	The aggregate lease payments as at September 30, 2019 for the remainder of 2019 and subsequent years is as follows and only reflects the payments of the variable operating costs of the long-term leases in Vancouver and Taiwan.

2019	$41,616
2020	166,462
2021	166,642
2022	135,141
$509,681

[b]	The Company warrants that its software and hardware products will operate substantially in conformity with product documentation and that the physical media will be free from defect. The specific terms and conditions of the warranties are generally ninety days. The Company accrues for known warranty issues if a loss is probable and can be reasonably estimated, and accrues for estimated incurred but unidentified warranty issues based on historical activity. To date, the Company has had no material warranty claims.

[c]	The Company may be subject to a variety of claims and suits that arise from time to time in the ordinary course of business. Although management currently believes that resolving claims against the Company, individually or in aggregate, will not have a material adverse impact on the Company’s financial position, results of operations, or cash flows, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future. To date, there are no claims or suits outstanding against the Company.

14. EXPORT DEVELOPMENT CANADA

On July 31, 2009, the Company entered into an agreement with EDC whereby EDC agreed to provide 90% insurance coverage for the Company’s invoiced sales for a premium of between CDN$0.76 to CDN$1.41 per CDN$100 of monthly invoiced sales (certain customers are excluded from this coverage). The initial policy period was from July 1, 2009 to June 30, 2010 with an automatic yearly renewal unless the policy is terminated by the Company (the policy has been renewed until June 30, 2020). The maximum liability coverage at any one time is CDN$185,000 for domestic sales and CDN$7,000,000 for sales outside of Canada. As of September 30, 2019, 81% of trade receivables were covered by EDC insurance (December 31, 2018 - 85% and January 1, 2018 – 74%).

During the three and nine months ended September 30, 2019, the Company recorded total premiums of $51,856(CDN$68,471) and $145,224 (CDN$192,947) in sales and marketing as compared to total premiums of $48,515 (CDN$63,410) and $146,705 (CDN$188,960) for the three and nine months ended September 30, 2018.

19

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

15. SEGMENTED INFORMATION

Operating segments

The Company currently has the following two operating segments:

1.	Embedded Computing Hardware segment includes the sales of the Company’s proprietary computer modules and development kits. The Company offers original equipment manufacturers (“OEMs”) off-the-shelf and customized embedded computing modules; and

2.	Services and Software segment includes turnkey product design and development services, as well as other engineering services and device software, including royalties. As well, it includes revenue generated from software products including: J-Integra® Enterprise Interoperability Software (“EIS”), and RapidRIL Telephony Software, including maintenance and support agreements for these products. These products and services are sold to OEMs, original device manufacturers (“ODMs”), technology providers, and other companies.

Corporate includes all operating expenses of the Company.

Information regarding the operations of each operating segment is included below. Performance is based on revenue less cost of sales.

A breakdown of revenues and cost of sales for each operating segment for the three and nine months ended September 30, 2019 and September 30, 2018 is as follows:

Three months ended September 30, 2019	Embedded Computing Hardware	Services and Software	Corporate	Total
Revenue	$4,428,812	$1,745,030	$–	$6,173,842
Cost of sales	3,258,345	744,048	–	4,002,393
	1,170,467	1,000,982	–	2,171,449
Operating expenses	–	–	1,879,377	1,879,377
Operating profit (loss)	$1,170,467	$1,000,982	$(1,879,377)	$292,072

Nine months ended September 30, 2019	Embedded Computing Hardware	Services and Software	Corporate	Total
Revenue	$12,025,844	$5,760,365	$–	$17,786,209
Cost of sales	9,229,799	2,549,802	–	11,779,601
	2,796,045	3,210,563	–	6,006,608
Operating expenses	–	–	5,794,136	5,794,136
Operating profit (loss)	$2,796,045	$3,210,563	$(5,794,136)	$212,472

20

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

15. SEGMENTED INFORMATION (continued)

Three months ended September 30, 2018 (Restated – see Note 3)	Embedded Computing Hardware	Services and Software	Corporate	Total
Revenue	$3,621,884	$2,467,533	$–	$6,089,417
Cost of sales	2,810,453	936,976	–	3,747,429
	811,431	1,530,557	–	2,341,988
Operating expenses	–	–	1,959,466	1,959,466
Operating income (loss)	$811,431	$1,530,557	$(1,959,466)	$382,522

Nine months ended September 30, 2018 (Restated – see Note 3)	Embedded Computing Hardware	Services and Software	Corporate	Total
Revenue	$11,941,655	$6,642,004	$–	$18,583,659
Cost of sales	9,349,294	2,719,327	–	12,068,621
	2,592,361	2,392,120	–	6,515,038
Operating expenses	–	–	5,711,250	5,711,250
Operating income (loss)	$2,592,361	$2,392,120	$(5,711,250)	$803,788

Geographic information

The Company’s equipment is located as follows:

	September 30, 2019	December 31, 2018 (Restated – see Note 3)	January 1, 2018 (Restated – see Note 3)
Canada	$337,540	$387,864	$340,173
Taiwan	86,967	13,282	15,569
India	4,885	6,560	–
United States	–	–	6,959
Total	$429,392	$407,706	$362,700

The Company earned revenues attributed to the following geographic regions based on the location of the customer:

	Three Months ended September 30, 2019	Three Months ended September 30, 2018	Nine Months ended September 30, 2019	Nine Months ended September 30, 2018
United States	$3,443,647	$3,919,730	$11,120,976	$12,476,336
Asia Pacific	1,594,017	1,039,556	3,506,058	3,164,624
Canada	713,256	487,018	1,675,590	1,491,917
Europe	420,566	625,274	1,479,603	1,432,076
Other	2,356	17,839	3,982	18,706
	$6,173,842	$6,089,417	$17,786,209	$18,583,659

21

INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

15. SEGMENTED INFORMATION (continued)

Significant customers

In each respective period, revenues from customers which amounted to 10% of more of the Company’s revenues accounted for the following percentage of the Company’s total revenues and accounts receivable, as indicated below:

	% Revenues for the Three Months ended September 30, 2019	% Revenues for the Nine Months ended September 30, 2019	% of Accounts Receivable at September 30, 2019	% Revenues for the Three Months ended September 30, 2018	% Revenues for the Nine Months ended September 30, 2018	% of Accounts Receivable at September 30, 2018
Customer 1	15%	31%	15%	15%	25%	18%

Receivables owing from Customer 1 are fully covered by EDC insurance in the event of payment default.

16. EXPENSES BY NATURE

Total salaries and wages as well as other personnel related expenses included in Cost of Sales and Expenses for the three and nine months ended September 30, 2019 were $1,896,365 and $6,174,496 compared to $2,102,836 and $6,113,909 during the three and nine months ended September 30, 2018.

17. OTHER OPERATING EXPENSES

Other operating expenses consist of the following:

	Three months ended September 30, 2019	Three months ended September 30, 2018 (Restated – see Note 3)	Nine months ended September 30, 2019	Nine months ended September 30, 2018 (Restated – see Note 3)
Depreciation of equipment (note 7)	$34,610	$23,853	$85,946	$67,116
Amortization of intangible assets (note 8)	36,084	23,140	112,847	68,193
Amortization of right-of-use asset (note 9)	59,594	41,044	166,416	123,132
Share-based compensation – options (note 10(c))	34,291	59,650	139,244	209,937
Share-based compensation – RSUs (note 10(d))	17,214	23,664	81,918	122,893
	$181,793	$171,351	$586,371	$591,271

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INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

18. CAPITAL DISCLOSURES

The Company’s objectives for managing capital are:

•	To safeguard the Company’s ability to continue as a going concern, so that it can provide adequate returns for shareholders and benefits for other stakeholders.

•	To maintain a capital base so as to maintain investor, creditor, customer and market confidence.

The Company considers the items included in equity as capital. The Company manages the capital structure and makes adjustments to it (by either issuing new shares or buying back shares) in the light of changes in economic conditions and the risk characteristics of the underlying assets.

19. FINANCIAL INSTRUMENTS

[a] Financial assets and liabilities

Financial instruments are measured at amortized cost or fair value. Fair value represents the estimated amounts at which financial instruments could be exchanged between knowledgeable and willing parties in an arm’s length transaction. Determining fair value requires management judgment. The following financial instruments are all measured at amortized cost. The fair value of each (with the exception of the investment in customer) approximates its carrying value due to their short-term nature. The fair value of the investment in customer is determined using implied valuations from financing rounds. Therefore, it is treated as a Level 1 financial asset with the fair value equating its carrying value.

The carrying values and fair values of financial assets (liabilities) are summarized as follows:

	September 30, 2019		December 31, 2018 (Restated)		January 1, 2018 (Restated)
	Carrying Value	Fair Value	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets
Cash and cash equivalents	$2,597,855	$2,597,855	$3,939,763	$3,939,763	$4,989,154	$4,989,154
Short-term investments	$983,023	$983,023	$2,027,579	$2,027,579	$2,260,089	$2,260,089
Trade and other receivables	$4,730,371	$4,730,371	$5,265,076	$5,265,076	$4,799,625	$4,799,625
Loan to customer	$–	$–	$–	$–	$1,646,250	$1,646,250
Investment in customer	$623,019	$623,019	$623,019	$623,019	$–	$–
Warrants	$30,000	$30,000	$30,000	$30,000	$153,000	$153,000

Financial Liabilities
Trade and other payables	$(2,866,601)	$(2,866,601)	$(5,415,376)	$(5,415,376)	$(4,938,065)	$(4,938,065)
Lease liability – current	$(170,596)	$(170,596)	$(87,748)	$(87,748)	$(81,210)	$(81,210,)
Lease liability	$(1,140,701)	$(1,140,701)	$(1,055,730)	$(1,055,730)	$(1,281,554)	$(1,281,554)

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INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

19. FINANCIAL INSTRUMENTS (continued)

[b]	Risk Management

Disclosures relating to exposure to risks, in particular credit risk, liquidity risk, foreign currency risk, and interest rate risk are provided below.

[i]	Credit Risk

Credit risk is the risk of an unexpected loss if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Company's financial instruments that are exposed to concentrations of credit risk are primarily cash and cash equivalents, short-term investments and trade and other receivables. The Company limits its exposure to credit risk with respect to cash and cash equivalents by investing available cash, from time to time, in short-term deposits with Canadian financial institutions. With respect to trade and other receivables, the Company engages EDC to perform ongoing credit evaluations of Intrinsyc’s customers’ financial condition and requires letters of credit or other guarantees whenever deemed necessary.

Trade and other receivables were aged as follows:

	September 30, 2019	December 31, 2018	January 1, 2018
Current	$4,344,465	$4,864,701	$3,913,053
31-60 days Over 60 days	97,160 288,746	173,195 227,180	94,977 791,595
	$4,730,371	$5,265,076	$4,799,625

[ii]	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company's approach to managing liquidity risk is to ensure, as far as possible, that it will always have sufficient liquidity to meet liabilities when due. The contractual maturity of the majority of accounts payable is within one month.

Trade and other payables were aged as follows:

	September 30, 2019	December 31, 2018 (Restated – see Note 3)	January 1, 2018 (Restated – see Note 3)
Current	$2,582,041	$4,649,784	$4,234,247
31-60 days Over 60 days	262,777 21,783	755,946 9,646	401,523 302,295
	$2,866,601	$5,415,376	$4,938,065

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INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

19. FINANCIAL INSTRUMENTS (continued)

[iii]	Foreign Currency Risk

Although substantially all of the Company’s revenues are received in U.S. dollars, the Company incurs operating costs primarily attributable to its services business and has outstanding trade and other payables denominated in Canadian dollars and other foreign currencies. Fluctuations in the exchange rates between these currencies could have a material effect on the business, financial condition and results of operations. The Company maintains certain assets, inclusive of a portion of its treasury investments, in Canadian dollars which are translated to its U.S. dollar functional currency resulting in an unrealized foreign exchange gain or loss. With all other variables remaining constant, assuming a 10% weakening of the Canadian dollar versus the U.S. dollar would have had the following impact on net loss as follows in the table below. An assumed 10% strengthening of the Canadian dollar versus the U.S. dollar would have had an equal but opposite effect on the amounts shown below:

Source of net earnings/loss variability from changes in foreign exchange rates	Three Months ended September 30, 2019	Three Months ended September 30, 2018 (Restated – see Note 3)	Nine Months ended September 30, 2019	Nine Months ended September 30, 2018 (Restated – see Note 3)
Statement of Financial Position exposure	$(29,414)	$(227,328)	$(29,414)	$(227,328)
Net Cost of Sales/Operating Expenses (net exposure)	182,082	213,709	563,460	616,751
Net exposure	$152,668	$(13,619)	$534,046	$389,423

A 10% change in the New Taiwanese dollar to U.S. dollar exchange rate would have an approximate $7,700 impact on net income for the three and nine months ended September 30, 2019 (three and nine months ended September 30, 2018 – $8,300).

A 10% change in the rupee to U.S. dollar exchange rate would have no material impact on net income for the three and nine months ended September 30, 2019 (three and nine months ended September 30, 2018 - $nil).

[iv]	Interest Rate Risk

The Company's exposure to interest rate fluctuations is primarily interest earned on its cash and cash equivalents as well as its short-term investments. During the three months ended September 30, 2019, the Company earned $13,710 of interest income on its cash and cash equivalents as well as its short-term investments. An increase or decrease of 100 basis points in the average interest rate earned during the period would have adjusted net earnings by approximately $37,000. This analysis assumes that all other variables, in particular foreign currency rates, remain constant.

20. RELATED PARTY TRANSACTIONS

Related parties include key management, the Board of Directors, close family members and enterprises which are controlled by these individuals as well as certain persons performing similar functions.

The remuneration of directors and key management of the Company for the three months and nine months ended September 30, 2019 and 2018 are as follows:

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INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

20. RELATED PARTY TRANSACTIONS (continued)

	Three months ended September 30, 2019	Three months ended September 30, 2018	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Short-term compensation	$281,281	$252,982	$1,205,970	$861,672
Share-based payments	$–	$–	$191,341	$103,716
	$281,281	$252,982	$1,397,311	$965,388

Short-term compensation for the nine months ended September 30, 2019 included the Company’s annual performance corporate bonus totalling an amount of $437,000 to its management, of which 75% was paid in cash with the remaining 25% being paid out through the granting of 97,895 RSUs. The amount of $437,000 had been previously accrued for as operating expense during the year ended December 31, 2018.

Short-term compensation for the nine months ended September 30, 2018 included the Company’s annual performance corporate bonus totalling an amount of $90,000 which was paid in cash to its management during the three months ended March 31, 2018 which had been previously accrued for as operating expense during the year ended December 31, 2017.

There were no amounts owing to related parties as at September 30, 2019, December 31, 2018 and January 1, 2018.

There were no options or RSUs awarded during the three months ended September 30, 2019 and 2018.

The directors and key management were awarded 157,000 options under the Company’s stock option plan during the nine months ended September 30, 2019.

The directors and key management were awarded 185,000 stock options under the Company’s stock option plan during the nine months ended September 30, 2018. There were no RSUs granted during the nine months ended September 30, 2018.

21. EMPLOYEE RETIREMENT SAVINGS CONTRIBUTIONS

	Three months ended September 30, 2019	Three months ended September 30, 2018	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Benefit costs	$38,884	$45,644	$148,870	$149,295

The Company matches employees’ retirement savings contributions to retirement plans as part of the employee benefits plan. Employees have the option of having the funds transferred to their individual retirement savings plans on a semi-monthly basis or on a periodic basis (most employees have the funds transferred on a semi-monthly basis).

22. SUBSEQUENT EVENT

On October 31, 2019, the Company announced it had entered into an agreement (the “Arrangement Agreement”) with Lantronix, Inc. (NASDAQ: LTRX) (“Lantronix”), a global provider of secure data access and management solutions for IoT assets, pursuant to which Lantronix will acquire 100% of Intrinsyc’s issued and outstanding common shares in a cash and share transaction valued at approximately US$27 million (collectively, the “Transaction”). Under the terms of the Transaction, Intrinsyc shareholders (“Intrinsyc Shareholders”) will receive US$0.55 in cash plus 0.2135 of a Lantronix share for every common share of Intrinsyc (a “Common Share”) held (collectively, the “Consideration”). Based on the Lantronix closing price of US$3.38 on October 30, 2019 and an exchange rate of 0.75868, the Consideration is equal to Cdn$1.68 per Common Share.

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INTRINSYC TECHNOLOGIES CORPORATION

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited and Expressed in U.S. Dollars)

22. SUBSEQUENT EVENT (continued)

The Transaction will continue to provide Intrinsyc Shareholders with direct exposure to the growth potential in IoT markets as Intrinsyc Shareholders will own approximately 16% of the stock of Lantronix post-Transaction.

The Transaction will be carried out pursuant to the Arrangement Agreement under a court-approved statutory plan of arrangement (the “Arrangement”) governed by the Canada Business Corporations Act. Under the Arrangement Agreement, Lantronix will acquire all of the issued and outstanding Common Shares of Intrinsyc.

Intrinsyc Shareholders will receive a management information circular for a special meeting to be held to approve the Transaction, which will include further details about the Transaction, Lantronix and the combined company.

The Transaction is subject to the approval of: (i) 66 2/3% of the votes cast by the holders of Intrinsyc’s common shares present in person or represented by proxy, and (ii) if applicable, a simple majority of the votes cast by the holders of Common Shares after excluding any votes that are required to be excluded under Canadian Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions, all at a special meeting of the Intrinsyc Shareholders expected to be held in December 2019. In addition, the Transaction is subject to receipt of all shareholder, court, certain third-party and stock exchange approvals.

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